UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2009

Petrocorp Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

1065 Dobbs Ferry Road, White Plains, NY 10607

(Address of principal executive offices and Zip Code)

(914) 674-4373

Registrant's telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On June 12, 2009, the Registrant executed and held a closing under an AGREEMENT AND PLAN OF REORGANIZATION by and between Tamm Oil and Gas Corp (“TAMO”) and the Company wherein the Company exchanged the membership interest in its subsidiary Union Energy (Alberta) LLC, a Colorado limited liability company, which owns eight contiguous sections (totaling 5,120 acres) of oil sands leases in the Peace River Oil Sands Area of northern Alberta, Canada which were acquired for $250,000 in May 2008 for 1,000,000 shares of TAMO common stock.  TAMO’s common stock is traded on the OTCBB and the closing price on June 12, 2009 was $0.80 per share.  The shares acquired by the Company are restricted under the Securities Act and the Company does not have any registration rights with respect thereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

Exhibit 10.1          AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 12, 2009 by and between Tamm Oil and Gas Corp. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

/s/ James Fitzsimons

James Fitzsimons, President

Date: June 16, 2008